LEHMAN BROTHERS

Transaction

Date: 30 April, 2007

To: Structured Adjustable Rate Mortgage Loan Trust Mortgage Pass-Through Certificates, Series 2007-4
c/o Wells Fargo Bank, N. A.
9062 Old Annapolis Road
Columbia, MD 21045

From: Lehman Brothers Special Financing Inc.
Mandy Lee - Confirmations Group
Facsimile: (+1) 646-885-9551 (United States of America)
Telephone: 212-526-9257

Ref. Numbers: Risk ID: 1503499L / Effort ID: N1346434 / Global Deal ID: 3020867

Dear Sir or Madam:

The purpose of this communication is to set forth the terms and conditions of the interest rate transaction that has been entered into on the Trade Date referred to below (the "Transaction"), between Lehman Brothers Special Financing Inc. ("Party A") and Structured Adjustable Rate Mortgage Loan Trust Mortgage Pass-Through Certificates, Series 2007-4 (the "Trust" or "Party B") formed under the Trust Agreement (defined below) which is governed by the laws of the State of New York. This communication constitutes a "Confirmation" as referred to in the Master Agreement specified below.

This Confirmation is subject to and incorporates the terms of the 1992 version of the preprinted multicurrency cross-border form of Master Agreement published by the International Swaps and Derivatives Association, Inc. ("ISDA") (the "Master Agreement"), but without regard to any modifications or elections that the parties may be entitled to make pursuant to a Schedule except as provided in the Additional Provisions paragraph herein. All provisions contained in, or incorporated by reference to, the Master Agreement shall govern this Confirmation except as expressly modified below. In addition, this Confirmation shall itself evidence a complete and binding agreement between you and us as to the terms and conditions of the Transaction to which this Confirmation relates.

This communication incorporates the definitions and provisions contained in the 2000 ISDA Definitions (as published by the International Swaps and Derivatives Association, Inc.). In the event of any inconsistency between the Definitions and this Confirmation, this Confirmation will govern. For the purpose of the Definitions, references herein to a "Transaction" shall be deemed to be references to a "Swap Transaction".

The terms of the particular Transaction to which this Confirmation relates are as follows:

General Terms:

Trade Date:	25 April, 2007
Effective Date:	25 July, 2010
Termination Date:	25 March, 2012, subject to adjustment in accordance with the Modified Following Business Day Convention.
Notional Amount:	USD 169,437,164.00 subject to adjustment in accordance with Appendix A attached hereto.

Fixed Amounts:

Fixed Amount Payer:	Party B
Fixed Amount Payer Payment Dates:	Inapplicable
Fixed Amount:	By its execution hereof and with effect from the Trade Date above Party A irrevocably acknowledges receipt of all agreed consideration from Party B in respect of this Transaction.

Floating Amounts:

Floating Amount Payer:	Party A
Floating Rate:	The greater of (a) 0% and (b) USD-LIBOR-BBA with a Designated Maturity of one month <u>minus</u> the applicable Strike Rate as set forth in Appendix A
Floating Rate Payer Period End Date:	The 25th calendar day of each month, from and including 25 August, 2010 to and including the Termination Date, subject to adjustment in accordance with the Modified Following Business Day Convention.
Early Payment:	1 Business Day preceding each Floating Rate Payer Period End Date
Spread:	Inapplicable
Floating Rate Day Count Fraction:	Actual/360
Reset Dates:	The first day of each Calculation Period

Business Days: New York

Miscellaneous:

Calculation Agent:	Party A

Transfer:	Notwithstanding Section 7 of the Master Agreement, Party A may assign its rights and obligations under this Transaction, in whole and not in part, to any Affiliate of Lehman Brothers Holdings Inc. ("Holdings") effective upon delivery to Party B of the guarantee by Holdings, in favor of Party B, of the obligations of such Affiliate.
Governing Law:	The laws of the State of New York (without reference to choice of law doctrine).
Termination Currency:	USD

Additional Provisions:

1. The **"Cross Default"** provisions of Section 5(a)(vi) of the Master Agreement will not apply.

2. The **"Credit Event Upon Merger"** provisions of Section 5(b)(iv) of the Master Agreement will not apply.

3. The **"Automatic Early Termination"** provisions of Section 6(a) of the Master Agreement will not apply.

4. **"Specified Entity"** will not apply to either Party A or Party B.

5. **Payments on Early Termination**. For the purposes of Section 6(e) of the Master Agreement, Loss and Second Method will be used.

6. The provisions of Section 5(a) (ii), (iii), (iv) and (vii) of the Master Agreement will not apply to Party B.

7. **Representations**. Section 3 of the Master Agreement is hereby amended by adding the following additional subsections:

   (a) **No Agency.** It is entering into this Transaction as principal.

   (b) **Eligible Contract Participant.** It is an "eligible contract participant" as defined in the Commodity Futures Modernization Act of 2000.

   (c) **No Reliance.** In connection with the negotiation, entering into and execution of this Transaction, Party B acknowledges and agrees that: (i) Party A is acting for its own account and not as a fiduciary for, or financial or investment advisor to, Party B (or in any similar capacity) regardless of whether Party A provides Party B with market information or its views; (ii) Party B is not relying upon any communications (whether written or oral) from Party A as investment advice or as a recommendation to enter into this Transaction (other than the representations expressly set forth in the Master Agreement), it being understood that information and explanations related to the terms and conditions of this Transaction shall not be considered investment advice or a recommendation to enter into this Transaction; (iii) Party B has not received from Party A any assurance or guarantee as to the expected results of this

Transaction and understands the risks of the Transaction; (iv) Party B has consulted with its own legal, regulatory, tax, business, investment, financial, and accounting advisors to the extent it has deemed necessary, and it has made its own independent investment, hedging, and trading decisions based upon its own judgment and upon any advice from such advisors as it has deemed necessary and not upon any view expressed by Party A; and (v) Party B has determined based upon its own judgment and upon any advice received from its own professional advisors as it has deemed necessary to consult that entering into the Transaction is appropriate for such party in light of its financial capabilities and objectives.

8. **Netting of Payments.** Subparagraph (ii) of Section 2(c) of the Master Agreement will not apply to any Transaction between the parties hereto.

9. **Limitation of Liability.** It is expressly understood and agreed by the parties hereto that (a) this Confirmation is executed and delivered by Wells Fargo Bank, N. A. (the "Trustee"), not individually or personally but solely as trustee of the Trust, in the exercise of the powers and authority conferred and vested in it under the Trust Agreement (the "Trust Agreement") dated as of 01 April, 2007, among the Trustee, Aurora Loan Services LLC, as Master Servicer and Structured Asset Securities Corporation, as Depositor, (b) each of the representations, undertakings and agreements herein made on behalf of the Trust is made and intended not as a personal representation, undertaking or agreement of the Trustee but is made and intended for the purpose of binding only the Trust and (c) under no circumstances shall the Trustee be personally liable for the payment of any indebtedness or expenses of the Trust or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Trust under this Confirmation.

10. **Non-Petition.** Lehman Brothers Special Financing Inc. hereby irrevocably and unconditionally agrees that it will not institute against, or join any other person in instituting against, the Party B, any bankruptcy, reorganization, arrangement, insolvency, or similar proceeding under the laws of the United States, or any other jurisdiction until one year and one day after the termination of this Trust.

11. **Waiver of Trial By Jury.** Insofar as is permitted by law, each party irrevocably waives any and all rights to trial by jury in any legal proceeding in connection with this Transaction, and acknowledges that this waiver is a material inducement to the other party's entering into this Transaction.

12. Any amendments, transfers or assignments of obligations under this Confirmation shall not be effective unless a Rating Agency confirms in writing that the rating of any Certificates issued by the Trust will be unaffected by such action.

Payment Instructions for Party B in USD:

WELLS FARGO BANK, NA
ABA# 121000248
FOR CREDIT TO: SAS Clearing
ACCT: 3970771416
FFC: 53146601
Ref: SARM 2007-4, Attn: Scott Runkles

Please confirm your agreement with the foregoing by executing this Confirmation and returning such Confirmation, in its entirety, to us at facsimile number 646-885-9551 (United States of America), Attention: Documentation.

Very truly yours,

Lehman Brothers Special Financing Inc.

Anatoly Kozlov

Lehman Brothers Special Financing Inc.

By:
Authorized Signatory

Accepted and confirmed as of the date first written
Structured Adjustable Rate Mortgage Loan Trust Mortgage Pass-Through Certificates, Series 2007-4,
By: Wells Fargo Bank, N.A. not in its individual capacity but solely as Trustee

By____________________________
Name: Michael Pinzon
Title: Vice President

Appendix A

*Calculation Period from and including	*Calculation Period up to but excluding	Notional Amount (USD)	Strike Rate (%)
7/25/2010	8/25/2010	169,437,164.00	8.27000
8/25/2010	9/25/2010	164,461,206.00	8.30000
9/25/2010	10/25/2010	0.00	0.00000
10/25/2010	11/25/2010	154,943,481.00	8.23000
11/25/2010	12/25/2010	0.00	0.00000
12/25/2010	1/25/2011	145,976,304.00	8.16000
1/25/2011	2/25/2011	141,689,132.00	8.13000
2/25/2011	3/25/2011	0.00	0.00000
3/25/2011	4/25/2011	133,488,602.00	8.07000
4/25/2011	5/25/2011	129,567,969.00	8.27000
5/25/2011	6/25/2011	125,762,417.00	8.01000
6/25/2011	7/25/2011	122,068,570.00	8.21000
7/25/2011	8/25/2011	118,483,151.00	7.95000
8/25/2011	9/25/2011	115,002,979.00	7.92000
9/25/2011	10/25/2011	111,624,965.00	8.12000
10/25/2011	11/25/2011	108,345,626.00	7.86000
11/25/2011	12/25/2011	105,162,172.00	8.06000
12/25/2011	1/25/2012	102,072,053.00	7.81000
1/25/2012	2/25/2012	99,072,699.00	7.78000
2/25/2012	3/25/2012	96,161,590.00	8.30000

*subject to adjustment in accordance with the relevant Business Day Convention.